UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 12, 2015, the QLogic Corporation Board of Directors appointed Jay A. Rossiter to the Board of Directors. At this time, no decision has been made regarding which Board committees Mr. Rossiter will serve on.

Mr. Rossiter will be entitled to participate in the compensation arrangements available to non – employee directors of the Company as described in the Company’s most recent proxy statement relating to our August 2014 Annual Meeting. Pursuant to the Non-Employee Director Equity Award Program under the QLogic Corporation 2005 Performance Incentive Plan, upon his appointment Mr. Rossiter was granted an equity award with a grant date value of $240,000, which will be allocated 50% to restricted stock units and 50% to stock options.

Item 8.01 Other Events.

On May 14, 2015, the Company issued a press release announcing the appointment of Jay A. Rossiter to the Board of Directors. A copy of the press release is attached hereto as an exhibit.

Item. 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1 Press Release, dated May 14, 2015, announcing the appointment of Jay A. Rossiter to the Board of Directors of QLogic Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

May 14, 2015	/s/ Jean Hu
Jean Hu
Senior Vice President and Chief Financial Officer